Exhibit 99.1
PRESS RELEASE

Contact:

John Beck
Ardea Biosciences, Inc.
(858) 652-6523
jbeck@ardeabio.com
Ardea Biosciences Announces $30.6 Million Private Placement
SAN DIEGO, December 18, 2008 — Ardea Biosciences, Inc. (Nasdaq: RDEA) announced today that it has entered into a securities purchase agreement with certain institutional investors to raise approximately $30.6 million from the private placement of 2,737,336 newly issued shares of its common stock and warrants to purchase 684,332 shares of common stock at a total purchase price of approximately $11.17 per unit, with each unit consisting of one share of common stock and one warrant to purchase 0.25 shares of common stock. The warrants are first exercisable on the date 180 days after closing at $11.14 per share and will expire five years from the date of grant. Subject to the satisfaction of customary closing conditions, the financing is expected to close on or about December 19, 2008.
The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The securities were offered and will be sold only to a limited number of accredited investors. Ardea has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement and issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Ardea’s common stock.
About Ardea Biosciences, Inc.
Ardea Biosciences, Inc., of San Diego, California, is a biotechnology company focused on the discovery and development of small-molecule therapeutics for the treatment of HIV, gout, cancer and inflammatory diseases. We have five product candidates in clinical trials and others in preclinical development and discovery. Our most advanced product candidate is RDEA806, a non-nucleoside reverse transcriptase inhibitor (NNRTI), which has successfully completed a Phase 2a study for the treatment of patients with HIV. We have evaluated our second-generation NNRTI for the treatment of HIV, RDEA427, in a human micro-dose pharmacokinetic study and have selected it for clinical development based on a plasma half-life of greater than 40 hours. RDEA594, our lead product candidate for the treatment of hyperuricemia and gout, is being evaluated in a Phase 1 clinical trial. We are evaluating our lead MEK inhibitor, RDEA119, in a Phase 1/2 study in combination with sorafenib (Nexavar®, Onyx Pharmaceuticals, Bayer HealthCare) and as a single agent in a Phase 1 study, both in advanced cancer patients, and have completed a Phase 1 study in normal healthy volunteers as a precursor to trials in patients with inflammatory diseases. Lastly, we have evaluated our second-generation MEK inhibitor for the treatment of cancer and inflammatory diseases, RDEA436, in a human micro-dose pharmacokinetic study and have selected it for clinical development.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the private placement, the expected closing of the private placement, our plans and goals, the expected properties and benefits of RDEA806, RDEA427, RDEA594, RDEA119, RDEA436 and our other compounds, the timing and results of our preclinical, clinical and other studies and our financial performance. Risks that contribute to the uncertain nature of the forward-looking statements include risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with our drug discovery and development programs, risks related to our ability to successfully close the private placement and risks related to the outcome of our business development activities. These and other risks and uncertainties are described more fully in our most recently filed SEC documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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